Exhibit 10.1

NEW HORIZONS WORLDWIDE, INC.

SERIES A STOCK PURCHASE AGREEMENT

DATED AS OF FEBRUARY 7, 2005

SERIES A STOCK PURCHASE AGREEMENT

THIS SERIES A STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 7, 2005 by and among New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership (collectively, “Camden”) and each of the persons listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

WHEREAS, the Company desires to issue to each Investor, and each Investor desires to subscribe for and acquire from the Company, an equity interest in the Company, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.             DEFINITIONS

For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2.             SALE AND PURCHASE OF SHARES

2.1          Authorization of the Company Stock.

The Company has, or before the Closing will have, authorized the sale and issuance of up to 1,600,000 shares of its Series A Convertible Preferred Stock, no par value per share (the “Series A Stock”), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations, a copy of which is attached hereto as Exhibit B (the “Certificate”).  The Company has, or on or before the Closing will have, designated the terms of the Series A Stock by filing the Certificate with the Secretary of State of the State of Delaware.

2.2          Sale and Purchase of Shares

On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to sell and issue to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company on the Closing Date, that number of shares of the Company’s Series A Stock set forth opposite the Investor’s name on Schedule A, at a purchase price of $3.75 per share (the “Purchase Price”).  The Company’s agreement with each Investor is a separate agreement, and the sale of the Series A Stock to each Investor is a separate sale.

2.3          Closing

The closing of the sale and purchase of the Series A Stock (the “Closing”) shall take place at the offices of Hogan & Hartson L.L.P., 111 South Calvert Street, Suite 1600,

Baltimore, Maryland 21202, at 10:00 a.m., Baltimore time, on the date hereof or at such other location, date and time as may be agreed upon between the Company and Camden in its capacity as agent for the Investors (the “Closing Date”).  At the Closing, the Company shall issue and deliver to the Investors stock certificates in definitive form, registered in the name of each Investor, representing the Series A Stock being purchased by each Investor as set forth on Schedule A.  As payment in full for the shares of Series A Stock  being purchased by it at the Closing, and against delivery of the stock certificate or certificates, on the Closing, each Investor shall deliver to the Company by wire transfer of immediately available funds, the amount set forth under the heading “Purchase Price Payable at Closing” on Schedule A.  In the event that Camden reallocates the “Shares to be Purchased at Closing” after the Closing, upon written notice of the reallocation, the Company agrees to amend Schedule A to reflect such reallocation.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor as follows:

3.1          Organization and Standing

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Stockholders’ Agreement and the Restated Certificate of Incorporation (collectively, the “Company Agreements”).  The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the nature of the business conducted by the Company or the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

3.2          Subsidiaries

Except as set forth on Schedule 3.2, the Company has no subsidiaries and no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity.  Each subsidiary listed on Schedule 3.2  (the “Subsidiaries”) has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is engaged, and is duly qualified to transact business and is in good standing under the laws of the jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 3.2, all of the issued and outstanding stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Encumbrances and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary.

3.3          Capitalization

As of the date hereof, the authorized capital stock of the Company consists of (x) 22,000,000 shares of Common Stock, of which as of the date hereof, 10,451,658 shares are issued and outstanding, 2,372,500 shares are reserved for issuance pursuant to the Company’s employee incentive plans and other options outstanding, and (y) 2,000,000 shares of preferred stock, of which 2,000,000 are designated as Series A Stock of which as of the date hereof, none are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 3.3: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series A Stock;  and (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has Furnished to each Investor true, correct and complete copies of the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

3.4          SEC Reports; Financial Statements

(a)           The Company has timely filed all SEC Reports.  Each SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the SEC Reports, in light of the circumstances under which they were made, not misleading.

Each of the Company’s financial statements (including, in each case with respect to audited financial statements, any related notes) contained in the SEC Reports complied as to form in all material respects with applicable  accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except, with respect to audited financial statements, as may be indicated in the notes to such financial statements) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of and at the respective date and the results of operations and cash flows for the periods indicated, except that unaudited financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and the absence of footnote disclosure.  The Company has Furnished to each Investor or its respective representatives true, correct and complete copies of the SEC Reports not available on the EDGAR system.

(b)           Since September 30, 2004, except as set forth on Schedule 3.4(b) or as described in the SEC Reports filed with the Commission prior to the date hereof or as otherwise publicly disclosed by press release prior to the date hereof, (i) each of the Company and its Subsidiaries has operated in the ordinary course and (ii) there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  Since September 30, 2004 and except as set forth in the SEC Reports or on Schedule 3.4(b), the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $25,000 outside of the Ordinary Course of Business, or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.4, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total current Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.5          No Undisclosed Liabilities

Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the SEC Reports filed prior to the date of this Agreement or (b) liabilities or obligations which arose after the last date of any such SEC Report, in the Ordinary Course of Business consistent with past practice that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect or (c) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principals to be reflected in the financial statements contained in the SEC Reports, which in both cases individually and in the aggregate would not have a Material Adverse Effect or (d) liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement, or (e) as otherwise set forth on Schedule 3.5 or resulting from matters expressly addressed elsewhere in this Section 3.

3.6          Accounting; Disclosure Controls; Accounts Receivable

(a)           Except as set forth in Schedule 3.6(a) or the SEC Reports, the Company and each Significant Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(b)           Except as set forth in Schedule 3.6(b) or the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(c)           The accounts receivable of the Company shown on the financial statements included in or incorporated by reference into the SEC Reports, or thereafter acquired by the Company until the date hereof, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such financial statements or as otherwise disclosed in Schedule 3.6(c).

3.7          Taxes

(a)           Except as set forth in the SEC Reports, (1) the Company and each Subsidiary has duly filed (or obtained extensions with respect to) all Tax Returns required to be filed on or before the Closing with respect to all applicable Taxes, and (2) no penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof.  All of the Tax Returns are true and complete in all material respects.  The Company and each of its Subsidiaries: (i) has paid all Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns); or (ii) has established in its financial statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes.  The amounts set up as reserves for Taxes on the financial statements are sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company or its Subsidiaries may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

(b)           The Company and each of its Subsidiaries, either in its own right or as a transferee, does not have any liability for Taxes payable for or with respect to any periods prior to and including the Closing in excess of the amounts actually paid prior to the Closing or reserved for in the financial statements.

(c)           Except as set forth on Schedule 3.7(c) or in the SEC Reports, (i) there is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Company, threatened in respect of any Taxes for which the Company or any of its Subsidiaries is or may become liable, nor is any deficiency or claim for any such Taxes proceeding or, to the Knowledge of the Company, threatened and (ii) the Company and its Subsidiaries have not consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any Taxes against the Company or any of its Subsidiaries.  There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any of its Subsidiaries and no power of attorney granted by the Company or any of its Subsidiaries with respect to any tax matters is currently in force.

(d)           Except as set forth on Schedule 3.7(d), the Company has not: (i) been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) been subject to Section 999 of the Code; or (iv) been a party to any agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

(e)           The Company has Furnished to each Investor true and complete copies of all Company Tax Returns and all written communications relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

3.8          No Consents

Except as set forth on Schedule 3.8 and except for the filing of a Form D with the Commission and any state securities regulators, no consent, approval, exemption or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Company or any Significant Subsidiary is necessary or required in connection with the execution, delivery and performance of this Agreement, the offer, sale or issuance of the Series A Stock, or the consummation of any other transaction contemplated hereby.  All consents and waivers required from any Person in order to carry out the transactions contemplated hereby under any contract, lease or agreement to which the Company or any Significant Subsidiary is a party are set forth on Schedule 3.8, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.  Except as set forth on Schedule 3.8 or in the SEC Reports, the Company is not in violation of the listing requirements of the Nasdaq and to the Knowledge of the Company, there are no facts currently in existence that would reasonably lead to delisting or suspension of the Common Stock.

3.9          Title to Property and Assets; Leases

Except for Permitted Encumbrances or as set forth in Schedule 3.9, each of the Company and its Subsidiaries has good and marketable title, free and clear of all Encumbrances to all of its Assets, including all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries.  All leases to which the Company or any of its Subsidiaries is a party (collectively, the “Leases”) are valid and binding and in full force and effect, and no material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the Knowledge of the Company by any other party thereto, has occurred or is continuing thereunder which would result in a Material Adverse Effect.  The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.  As used herein, the term “Lease” shall also include subleases or other occupancy agreements.  The term “lessee” shall also include any sublessee or other occupant.

3.10        Insurance

The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business.  All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including, but not limited to, directors and officers insurance and key man insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms.  Neither the Company or any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance and no such Person has received notice of cancellation of any such insurance.

3.11        Intellectual Property

(a)           The Company and its Subsidiaries own, or are licensed or otherwise possess all necessary rights to use, all patents, patent applications, patent disclosures, trademarks, trade names, service marks, trade dress, copyrights and any applications therefore, maskworks, schematics, technology, know-how, trade secrets, inventions, improvements thereto, ideas, algorithms, processes, computer software programs and applications (source code or object code form) and tangible or intangible proprietary information or material (“Intellectual Property”) that are used in the business or products of the Company and its Subsidiaries.

(b)           Set forth on Schedule 3.11 are all (i) patents, patent applications, registered trademarks, registered copyrights, and maskworks included in the Intellectual Property that are owned by the Company and its Subsidiaries, including the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, and (ii) material licenses, sublicenses and other material agreements to which the Company or any Subsidiary are a party and pursuant to which the Company or such Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software (“Third Party Intellectual Property Rights”). Other than the Franchise Agreements identified on Schedule 3.18(b) hereto, the Company and its Subsidiaries have not authorized any third party to use any material Intellectual Property owned by the Company or any Subsidiary.

(c)           The Company and its Subsidiaries have taken all commercially reasonable actions in all jurisdictions where the Company reasonably believes such action is appropriate, both domestic and foreign, to register and maintain the registration of all material Intellectual Property.

(d)           To the Knowledge of the Company, (i) there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or any Subsidiary, or any Third Party Intellectual Property Rights to the extent licensed by or through the Company or any Subsidiary, by any third party, or (ii) the conduct of the business of the Company and any Subsidiary does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.  There are no royalties, fees or other payments or compensation payable by the Company or its Subsidiaries to any Person in excess of $25,000 in any twelve (12) month period by reason of the Company’s or its Subsidiaries ownership, use, sale or disposition of Intellectual Property.

(e)           The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the agreements contemplated hereby, or the performance of its obligations hereunder and thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property, including Third Party Intellectual Property Rights.

(f)            All current officers, employees and material consultants of the Company and its Subsidiaries have executed and delivered to the Company or the applicable Subsidiary an agreement regarding assignment to the Company or the Subsidiary, as appropriate, of any Intellectual Property arising from services performed for the Company or the Subsidiary  by such Persons.  There is no Intellectual Property developed by a Stockholder, director, officer, consultant or employee of the Company that is used in the business of the Company that has not been transferred to, or is not owned free and clear of any liens or Encumbrances by, the Company.

(g)           The Company has entered into written confidentiality agreements with all third parties having access to Company-owned confidential Intellectual Property in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by the Company.

3.12        Compliance with Laws; Regulatory Approvals

Except as disclosed in the SEC Reports and except for matters which in the aggregate would not have a Material Adverse Effect, the operations of the Company and its

Subsidiaries have been conducted in compliance with all applicable Laws.  Neither the Company nor any Subsidiary has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Entity involving allegations of any violation) of any Law.  Except for matters which in the aggregate, as would not have a Material Adverse Effect, (a) all Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, (b) the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals, and (c) to the Knowledge of the Company, no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a material default by the Company or any Subsidiary under any Regulatory Approval.  No Regulatory Approvals obtained by the Company will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other Company Agreements, except for such Regulatory Approvals as would not, individually or in the aggregate, have a Material Adverse Effect.  Since January 1, 2001, (i) the Common Stock has been designated for quotation or listed on the Nasdaq National Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Nasdaq National Market and (iii) the Company has received no communication, written or oral, from the SEC or the Nasdaq National Market regarding the suspension or delisting of the Common Stock from the Nasdaq National Market.

3.13        Litigation; Disputes

(a)           Except as set forth in the SEC Reports or on Schedule 3.13(a), there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary or relating to any of the Company Agreements or the contemplated transactions hereof which, if determined adversely to the Company or any such Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to prohibit or materially delay the Closing.  Except as set forth in the SEC Reports or on Schedule 3.13(a), the Company is not subject to any legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect if determined adversely to the Company.

(b)           The Company is not currently involved in nor reasonably anticipates any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisers, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities), which would reasonably be expected to have a Material Adverse Effect if determined adversely to the Company.

3.14        Labor Relations

(a)           The Company and its Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker’s compensation, employee privacy and right to know except where the failure to be in such compliance would not have a Material Adverse Effect.  Except as set forth in the SEC Reports or on Schedule 3.14(a), there are no collective bargaining agreements, employment agreements between the Company or its Subsidiaries and any of their employees, or professional service agreements not terminable at will relating to the business and Assets of the Company or its Subsidiaries.  The consummation of the transactions contemplated hereby will not cause the Company or the Investors to incur or suffer any liability relating to, or obligation to pay, severance, termination or other employment related payments, including but not limited to benefits or penalties, to any person or entity.

(b)           No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  To the Knowledge of the Company, no executive officer of the Company, is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

3.15        Pension and Benefit Plans

(a)           Set forth on Schedule 3.15(a), is a list of all Plans or Other Arrangements.

(b)           The Company has Furnished  to each Investor true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all correspondence with the PBGC on any Plan; and (vii) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice.  For each Other Arrangement, the Company has Furnished to each Investor true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.) and all correspondence or other submissions with any governmental agency.

(c)           No Plan is a Multiemployer Plan.

(d)           No Plan is an ESOP.

(e)           No Plan is a Defined Benefit Plan.

(f)            The Company and its Subsidiaries has made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement.

(g)           Schedule 3.15(g) sets forth a list of all Qualified Plans.  All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws.  The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.  The Company or its Subsidiaries, as applicable, has received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has Furnished to each Investor true and complete copies of all such determination letters and all correspondence relating to the applications therefore.  All statements made by or on behalf of the Company or its Subsidiaries to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete.  Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

(h)           The Company and its Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements.  The Company and its Subsidiaries have no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys’ fees, costs, liquidated damages and interest) or for any arrearages of wages.  The Company and its Subsidiaries have no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and there exist no facts that could give rise to such a claim.

(i)            Schedule 3.15(i) identifies any Plan that covered any current or former Company or Subsidiary employees that has been terminated within the five calendar years preceding the date hereof.

(j)            No Plan or Other Arrangement, individually or collectively, provides for any payment by Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an “excess parachute payment” pursuant to Section 280G of the Code.

(k)           No Plan has experienced a “reportable event” (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

(l)            No Plan is a “qualified foreign plan” (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

(m)          The Company and its Subsidiaries have timely filed and Company has Furnished to each Investor true and complete copies of each Form 5330 (Return of Excise Taxes

Related to Employee Benefit Plans) that the Company filed on any Plan.  The Company and its Subsidiaries have no liability for Taxes required to be reported on Form 5330.

(o)           All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 609 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code and Sections 601 through 609 of ERISA in all material respects.

(p)           No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company or its Subsidiaries.

(q)           The Company and its Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that it is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.  All other fees, interest, penalties and assessments that are payable by or for the Company or its Subsidiaries have been timely reported, fully paid and discharged.  There are no unpaid fees, penalties, interest or assessments due from the Company, its Subsidiaries or from any other person that are or could become a lien on any Asset of the Company or its Subsidiaries or could otherwise adversely affect the businesses or Assets of the Company or its Subsidiaries.  The Company and its Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

3.16        Environmental

(a)           The Company and each Subsidiary have complied and are in compliance with, all Environmental Laws except where the failure to be in such compliance would not have a Material Adverse Effect.

(b)           Neither the Company nor any Subsidiary has any liability, known or unknown, contingent or absolute, under any Environmental Law, nor is Company or any Subsidiary responsible for any such liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise, which would have a Material Adverse Effect.  There are no facts, circumstances, or conditions existing, initiated or occurring prior to the Closing Date, which have or will result in liability to the Company or any Subsidiary under Environmental Law, which would result in a Material Adverse Effect.  There are no pending or to the Knowledge of the Company, threatened Environmental Claims.

(c)           To the extent required by applicable law, the Company and the Subsidiaries have been duly issued, and maintain all Environmental Permits necessary to operate the business or Assets of Company as currently operated.  A true and complete list of all such Environmental Permits, all of which are valid and in full force and effect, is set out in the Disclosure Schedule.  The Company and the Subsidiaries have timely filed applications for all

Environmental Permits.  All of the Environmental Permits listed on the Disclosure Schedule are transferable and none of the Environmental Permits require consent, notification, or other action to remain in full force and effect following consummation of the transactions contemplated hereby.

(d)           (i) The Company and its Subsidiaries do not use, have not used in the past, and have not installed, and to the Company’s Knowledge, no Person uses currently, has used in the past, or has installed, underground storage tanks for the management of Hazardous Substances at any Real Property, (ii) the Company and its Subsidiaries have not installed equipment containing polychlorinated biphenyls or improvements containing asbestos, and to the Company’s Knowledge, there is not equipment containing PCBs and no asbestos or toxic mold at any Real Property; (iii) the Company and its Subsidiaries have not used or constructed and to the Company’s Knowledge, there is not a dump or landfill at any Real Property; and (iv) the Company and its Subsidiaries have not Released, and to the Company’s Knowledge there has been no Release of Hazardous Materials at, on, under, or from the Real Property.

(e)           The Company has Furnished to each Investor copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Real Property, compliance with Environmental Laws, or  any other real property that the Company or the Subsidiaries formerly owned, operated, or leased.  To the Company’s Knowledge, any information the Company or the Subsidiaries has furnished to each Investor concerning the environmental conditions of the Real Property, prior uses of the Real Property, and the operations of the Company or the Subsidiaries related to compliance with Environmental Laws is accurate and complete.

(f)            No Real Property, and no property to which Hazardous Materials originating on or from such properties or the businesses or Assets of the Company or any Subsidiary has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require Remediation under Environmental Laws.  Neither the Company nor any of its Subsidiaries has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws.

(g)           To the Knowledge of the Company, no Encumbrance in favor of any person relating to or in connection with any Environmental Claim has been filed or has attached to the Real Property.

(h)           No authorization, notification, recording, filing, consent, waiting period, Remediation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

3.17        Transactions with Related Parties

Except as set forth in the SEC Reports filed with the Commission prior to the date hereof or of transactions described on Schedule 3.17, (a) neither the Company nor any Subsidiary is or has been a party to any transaction or series of transactions described in Item

404 of Regulation S-K under the Securities Act; provided, however, that for purposes hereof, reference in such Item 404 to the “registrant” shall be deemed to be references to the Company or such Subsidiary, as the case may be, and references to the “beginning of the registrant’s last fiscal year” shall be deemed to be references to the beginning of the Company’s fiscal year ended December 31, 2000, and (b) no current or former officer or director of the Company or any of its Subsidiaries and no Affiliate or associate of any such current or former officer or director has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company and any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary.

3.18        Material Contracts; Franchise Agreements

(a)           All of the Company’s Contractual Obligations that are required to be described in the SEC Reports or to be filed as exhibits thereto are described in the SEC Reports or are filed as exhibits thereto, as so required.  Neither the Company nor any of its Subsidiaries nor (to the Knowledge of the Company) any other party is in breach in any material respect of, or in default in any material respect under, any of its Contractual Obligations or organizational documents.

(b)           Set forth in the SEC Reports or in Schedule 3.18(b) is a list of all the Company’s and Subsidiaries franchise agreements and their territory.  The Company has Furnished to each Investor a copy of each of the franchise agreements to which the Company or any of its Subsidiaries is a party (the “Franchise Agreements”) and its current uniform offering circular.  Except as set forth on Schedule 3.18(b), each of the Franchise Agreements is currently in effect and no breach or waiver by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto has occurred or is occurring.

3.19        Authorization; No Conflict

The Company has all the corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of Series A Stock contemplated hereby, and the performance of the Company’s obligations hereunder has been taken.  Except as set forth on Schedule 3.19, the issuance and sale of the Series A Stock contemplated hereby will not give rise to any preemptive rights or rights of first refusal in existence on the date hereof on behalf of any person.

3.20        Absence of Violation

The Company is not in violation of or default in any material respect under, nor has it breached, any term or provision of its Certificate of Incorporation or Bylaws or any Contractual Obligation.  Neither the Company, nor to the Knowledge of the Company, any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes).  The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

3.21        Binding Obligation

This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and each of the Company Agreements, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, recognization, moratorium, liquidation or other similar laws relating, or affecting generally the enforcement of applicable creditors’ rights and remedies.

3.22        Status of Shares

The Series A Stock to be issued to each Investor on the Closing Date has been duly authorized by all necessary corporate action on the part of the Company, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws and except as provided in the Company Agreements.  The shares of Common Stock issuable upon conversion of the Series A Stock issued to each Investor on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company and such shares of Common Stock have been validly reserved for issuance, and upon issuance upon such conversion will be validly issued and outstanding, fully paid and nonassessable and will be free and clear of all Encumbrances except for restrictions on transfer under applicable federal and state securities laws and except as provided in the Company Agreements.

3.23        Offering of Shares

(a)           Assuming the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the offer and sale of the Series A Stock to each Investor is exempt from the registration and prospectus delivery requirements of the Securities Act.  Neither the Company nor anyone acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series A Stock under the Securities Act and the rules and regulations of the Commission thereunder) which would subject the offering, issuance and sale of the Series A Stock to the registration requirements of the Securities Act.

(b)           Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series A Stock.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged The Nassau Group, Inc. and Houlihan Lokey, Howard & Zurkin jointly as placement agent (the “Agent”) in connection with the sale of the Series A Stock.  Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

3.24        Disclosure

The Company has Furnished the Investors with all applicable or relevant documents and information that the Investors have requested in writing.  True and complete copies of all documents listed in the Schedules to this Agreement have been Furnished to the Investors.  No representation or warranty of the Company in this Agreement, as qualified by the Schedules, or the Company Agreements and no certificate Furnished or to be Furnished to the Investors at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

3.25        Use of Proceeds

The Company shall use the proceeds of the sale of Series A Stock for the acquisition of an accredited post-secondary institution (the “Requested Acquisition”) and general corporate purposes associated with development of the business associated with the Requested Acquisition; provided however, that the Company may use the proceeds of the sale of the Series A Stock to repay indebtedness under the Company’s Credit Facility, as defined in the Disclosure Schedules, upon the occurrence and during the continuance of any Event of Default, as defined in the Credit Facility, and upon the occurrence of the Term Maturity Date, as defined in the Credit Facility.

3.26        Foreign Corrupt Practices

Neither the Company, nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.27        Sarbanes-Oxley Act

The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.28        Application of Takeover Protections.

The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Series A Stock and any Investor’s ownership of the Series A Stock.

3.29        Investment Company

The Company represents and warrants that it is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).  In addition, the Company agrees that it shall not become an “investment company” or a company “controlled” by an “investment company,” within the meaning of the 1940 Act.  In the event that the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

3.30        FIRPTA

The Company is not a “foreign person” within the meaning of Section 1445 of the Code.

3.31        United States Real Property Holding Corporation

The Company is not now and has never been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.32        No Brokers or Finders

Except for the Agent, no agent, broker, finder or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of the Company Agreements or the transactions contemplated hereby.

4.             REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby, severally and not jointly, represents and warrants to the Company as to itself as follows:

4.1          Organization and Standing

Each Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and has the full and unrestricted power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

4.2          Authorization

The execution, delivery and performance by each Investor of each Company Agreement to which it is a party and the transactions contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof, and the consummation by each Investor of the transactions contemplated hereby has been duly authorized (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of each Investor’s certificate or agreement of limited partnership or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Company Agreement to which each Investor is a party or by which each Investor is bound.  No other action is necessary for each Investor to enter into each Company Agreement to which it is a party and to consummate the transactions contemplated hereby.

4.3          Binding Obligation

This Agreement constitutes a valid and binding obligation of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating, or affecting generally the enforcement of applicable creditors’ rights and remedies.  Each Company Agreement to be executed by each Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of each Investor, enforceable in accordance with its terms..

4.4          No Registration Under the Securities Act

Each Investor understands that the Series A Stock to be purchased by it pursuant to the terms of this Agreement and the Common Stock of the Company into which the Series A Stock is convertible (collectively, the “Securities”) have not been registered under the Securities Act or any state securities law and will be issued, in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Securities are so registered or qualify for exemption from registration under the Securities Act.

4.5          Acquisition for Investment

The Securities are being acquired under this Agreement by each Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act.  The Securities will not be offered for sale, sold or otherwise transferred by each Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

4.6          Evaluation of Merits and Risks of Investment

Each Investor has such knowledge and experience in financial and business matters such that is it capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder.  Each Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  Each Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Securities for an indefinite period of time, inasmuch as the Securities have not been registered under the Securities Act).

4.7          Additional Information

Each Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve them from any obligations to each Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

4.8          Legend

The certificates evidencing the Securities will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITEIS UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

In addition, for so long as the referenced Stockholders’ Agreement is in effect, each such certificate shall also bear a legend substantially similar to the following:

THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY [•], 2005, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

5.             COVENANTS OF THE COMPANY

The Company covenants and agrees with each Investor as follows:

5.1          Registered Securities

For so long as any of the Series A Stock is outstanding, and in any case for a period of forty (40) calendar days thereafter, the Company will undertake reasonable best efforts to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will timely file all reports required to be filed with the SEC pursuant to the Exchange Act, will comply in all material respects with its reporting and filing obligations under said act, and will not knowingly and voluntarily take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend its reporting or filing obligations under said acts, expect as permitted herein.  For so long as any of the Series A Stock is outstanding, and in any case for a period of forty (40) calendar days thereafter, the Company will use its reasonable best efforts to continue the listing of trading of its Common Stock on the Nasdaq or on a national securities exchange (as defined in the Exchange Act) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and Nasdaq.  Notwithstanding the foregoing, the provisions of this subsection shall not in any way restrict the Company’s ability to negotiate and consummate the consolidation, reorganization or merger of the Company with or into any other corporation or corporations or a sale, conveyance or other disposition of all or substantially all of the Company’s property or business.

5.2          Authorized Common Stock

For so long as any of the Series A Stock are outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Series A Stock (the “Conversion Stock”), not less than the maximum number of shares of Conversion Stock then so issuable.

5.3          Rule 144

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of any restricted securities to the public without registration, the Company agrees to:

(a)           use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           so long as any Investor owns any Series A Stock, furnish to the Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

5.4          Use or Proceeds

The Company will use the proceeds from the sale of the Series A Stock for the Requested Acquisition and general corporate purposes associated with development of the business associated with the Requested Acquisition and not for any other purpose including, but not limited to: (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities, without the written consent of the holders of a majority of the outstanding shares of Series A Stock.   Notwithstanding the foregoing, the Company may use the use of proceeds from the sale of the Series A Stock to repay indebtedness under the Company’s Credit Facility, as defined in the Disclosure Schedules, upon the occurrence and during the continuance of any Event of Default, as defined in the Credit Facility, and upon the occurrence of the Term Maturity Date, as defined in the Credit Facility.

5.5          Form D and Blue Sky

The Company agrees to file a Form D with respect to the Series A Stock as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Series A Stock for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Series A Stock required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.6          Listing

The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Company Agreements.  The Company shall maintain the Common Stock’s authorization for listing on the Nasdaq National Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq National Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.6.

5.7          Board of Directors

As of the Closing, the number of directors of the Company shall be fixed by the Board of Directors of the Company at no less than seven (7) and no more than nine (9).

5.8          Insurance

The Company and its Subsidiaries shall maintain, with nationally reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business including, but not limited to, directors and officers insurance and key man insurance.

5.9          Disclosure of the Transaction.

Upon the Closing, the Company shall promptly issue a press release reasonably acceptable to Camden disclosing all material terms of the transactions contemplated hereby.  Within four (4) Business Days following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Company Agreements in the form required by the Exchange Act, and attaching the material Company Agreements (including, without limitation, this Agreement, the Registration Rights Agreement and the Stockholders Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).  Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) Camden shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

6.             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company to carry out the provisions of this Agreement, unless such failure is waived in writing by the Company:

6.1          Representations and Warranties

The representations and warranties of the Investors contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing Date, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

6.2          Performance

Each Investor shall have performed, satisfied and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

6.3          Legal Proceedings

No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Company.

6.4          Certificate of Designations

The Certificate required to designate the number, preferences and rights of the Series A Stock, as set forth in Exhibit B shall have been accepted for filing by the Secretary of State for the State of Delaware.

6.5          Documents at Closing

All documents required to be Furnished by the each Investor to the Company pursuant to Section 8.2 shall have been so Furnished.

7.             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTORS

The obligations of each Investor under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of such Investor to carry out the provisions of this Agreement, unless such failure is waived in writing by such Investor:

7.1          Representations and Warranties

The representations and warranties made by the Company in this Agreement and the statements contained on the Schedules and Exhibits attached hereto shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date.

7.2          Performance

The Company shall have performed, satisfied and complied with all agreements, obligations and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing Date.

7.3          Officer’s Certificate

The President and Chief Executive Officer of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

7.4          Secretary’s Certificate

The Company shall have delivered to such Investor a certificate, in a form reasonably acceptable to Camden, executed by the Secretary or Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s Board of Directors in a form reasonably acceptable to Camden, (ii) the Certificate of Incorporation and (iii) the Bylaws.

7.5          Legal Proceedings

No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by an Investor.

7.6          Stockholders’ Agreement

The Company and each Investor shall execute and deliver a Stockholders’ Agreement substantially in the form of Exhibit C.

7.7          Registration Rights Agreement

The Company and each Investor shall execute and deliver a Registration Rights Agreement substantially in the form of Exhibit D.

7.8          Opinions of Counsel

Each Investor shall have received an opinion of Calfee, Halter & Griswold LLP, counsel for the Company, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E.

7.9          Fairness Opinion

The Company’s Board of Directors shall have received the Financial Advisor Opinion and shall have approved the transactions provided for herein;

7.10        Consents

The Company shall have received on or prior to the Closing Date all consents, authorizations and approvals of governmental, and private parties which are required to be obtained in order to consummate the transactions contemplated hereby on or prior to the Closing Date, as indicated on the Schedule 3.8.

7.11        Certificate of Designations

The Certificate required to designate the number, preferences and rights of the Series A Stock, as set forth in Exhibit B shall have been accepted for filing by the Secretary of State for the State of Delaware.

7.12        Management Rights Letter

Each Investor shall have received a management rights letter signed by the Corporation substantially in the form attached hereto as Exhibit F (the “Management Rights Letter”)

7.13        Documents at Closing

All documents required to be Furnished by the Company to each Investor pursuant to Section 8.1 shall have been so Furnished.

8.             CLOSING

8.1          Deliveries by the Company to the Investors at the Closing

At the Closing, the Company shall deliver to each Investor the following:

(a)           stock certificates in definitive form registered in the name of each Investor, representing the Series A Stock being purchased by it at the Closing pursuant hereto;

(b)           a certified copy of the resolutions adopted by the Board of Directors authorizing the transactions contemplated by this Agreement;

(c)           an opinion of Calfee, Halter & Griswold LLP, dated as of the Closing Date, to the effect and substantially in the form of Exhibit E, as required by Section 7.8;

(d)           the officer’s certificate required by Section 7.3 and certificates of incumbency and specimen signatures of the signatory officers of the Company;

(e)           the secretary’s certificate required by Section 7.4 and certificates of incumbency and specimen signatures of the signatory officers of the Company;

(f)            good standing certificates as of a date not more than five (5) days prior to the Closing Date issued by the Secretary of State of Delaware of the Company;

(g)           the Fairness Opinion required by Section 7.9;

(h)           certified copies of the certificate of incorporation and bylaws of the Company;

(i)            the Stockholders’ Agreement required by Section 7.6;

(j)            the Registration Rights Agreement required by Section 7.7;

(k)           The Management Rights Letter required by Section 7.13; and

(l)            such other Documents as the Investors may reasonably request.

8.2          Deliveries by the Investors to the Company at the Closing

At the Closing, the Investors shall deliver to the Company the following:

(a)           a wire transfer of funds or other payment of funds to an account designated by the Company in the amount of the total aggregate Purchase Price for all shares of Series A Stock set forth on Schedule A hereto;

(b)           the Stockholders’ Agreement required by Section 7.6;

(c)           the Registration Rights Agreement required by Section 7.7; and

(d)           such other Documents as the Company may reasonably request.

9.             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1          Survival of Representations

All representations, warranties, covenants, indemnities and other agreements made by a party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities contained in the Company Agreements shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.2          Indemnification

In consideration of each Investor’s execution and delivery of the Company Agreements and acquiring the Series A Stock thereunder and in addition to all of the Company’s other obligations under the Company Agreements, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Company Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Company Agreements or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Company Agreements or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A Stock, or (iii) the status of such Investor as an investor in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9.2 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.  The aggregate Indemnifiable Liabilities payable by the Company to the Indemnities pursuant to this Section 9.2 shall be limited to the aggregate Purchase Price plus any accrued but unpaid dividends owing to the Investors on the Series A Stock.

10.          MISCELLANEOUS

10.1        Additional Actions and Documents

Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested by the other party hereto in order to fully effectuate the purposes, terms and conditions of this Agreement.

10.2        No Brokers

Except as otherwise disclosed in this Agreement, each party hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders’ fees or commissions, with respect to the transactions contemplated by this Agreement.  Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

10.3        Expenses

Subject to the provisions of this Section 10.3, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company agrees to pay at the Closing the reasonable out-of-pocket expenses of Camden, including the fees and other charges of Hogan & Hartson L.L.P., legal counsel to Camden, and the fees and expenses of other advisors to Camden in and aggregate amount not to exceed $75,000.

10.4        Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchaser of Series A Stock.  Each Investor shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an Affiliate or to a party reasonably acceptable to the Company and Camden, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.  The Company shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Camden, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

10.5        Entire Agreement; Amendment

This Agreement, including the Schedules and the Exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.  No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company, Camden, and the holders of the Series A Stock representing a majority of the issued and outstanding Series A Stock.

10.6        Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents Furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and approved by Camden and the holders of the Series A Stock representing a majority of the issued and outstanding Series A Stock.  Any waiver effected in accordance with this Section 10.6 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder or all such securities and the Company.

10.7        Severability

If any part of any provision of this Agreement or any other Agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

10.8        Governing Law; Jurisdiction; Jury Trial

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the

State of Delaware (excluding the choice of law rules thereof).  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.9        Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)            If to the Company:

New Horizons Worldwide, Inc.

1900 S. State College Blvd., Suite 200

Anaheim, California 92806-6135

Attention:  Thomas J. Bresnan

with a copy (which shall not constitute notice) to:

Calfee, Halter, & Griswold, LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

Attention: Scott R. Wilson

(ii)           If to Camden:

Camden Partners Holdings, LLC

One South Street, Suite 2150

Baltimore, Maryland 21202

Attention:  David L. Warnock

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

111 South Calvert Street. Suite 1600

Baltimore, Maryland 21202

Attention:  Thene M. Martin

(iii)          If to any other Investor:

To such Investor’s address shown on Schedule A hereto.

Each party may designate by notice in accordance with this Section 10.9 a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

10.10      No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.11      Remedies

Each Investor and each holder of the Series A Stock shall have all rights and remedies set forth in the Company Agreements and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Company Agreements, any remedy at law may prove to be inadequate relief to the Investors.  The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

10.12      Independent Nature of Investors’ Obligations and Rights

The obligations of each Investor under any Company Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Company Agreement.  Nothing contained herein or in any other Company Agreement, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the

Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Company Agreement.  Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Company Agreements, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.13      Headings

Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

10.14      Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single Agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

10.15      Limitation on Benefits

The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

NEW HORIZONS WORLDWIDE, INC.

By:	/s/Thomas J. Bresnan
Thomas J. Bresnan
President and Chief Executive Officer

INVESTORS:

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By:	Camden Partners Strategic III, LLC,
Its General Partner

By:	/s/David L. Warnock
David L. Warnock
Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By:	Camden Partners Strategic III, LLC,
Its General Partner

By:	/s/David L. Warnock
David L. Warnock
Managing Member

EXHIBIT A

TO SERIES A STOCK PURCHASE AGREEMENT

DATED AS OF FEBRUARY 7, 2005

DEFINITIONS

“Act” has the meaning specified in Section 4.8.

“Affiliate” means: (a) with respect to a person, any member of such person’s family; (b) with respect to an entity, any officer, director, stockholder or partner of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

“Agent” has the meaning specified in Section 3.23(b).

“Agreement” means this Series A Stock Purchase Agreement, including the Disclosure Schedule and all Exhibits hereto.

“Assets” means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

“Board of Directors” shall mean the Board of Directors of the Company.

“Bylaws” has the meaning specified in Section 3.2.

“Camden” means Camden Partners Strategic Fund III, L.P., a Delaware limited partnership and Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership.

“Certificate” has the meaning specified in Section 2.1.

“Certificate of Incorporation” has the meaning specified in Section 3.2.

“Claims” means all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by government authority, legal proceedings, orders, notices of potential responsibility, losses, damages (including, without limitation, diminution in value), liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys’ and experts’ fees and disbursements.

“Closing” has the meaning specified in Section 2.3 of this Agreement.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Company” means New Horizons Worldwide, Inc., a Delaware corporation.

“Company Agreements” has the meaning set forth in Section 3.1 of this Agreement.

“Contractual Obligation” means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument or restriction, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

“Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

“Conversion Stock” has the meaning specified in Section 5.2.

“Defined Benefit Plan” means a Plan that is or was a “defined benefit plan” as such term is defined in Section 3(35) of ERISA.

“Disclosure Schedule” means the disclosure schedule identified as the Disclosure Schedule to the Agreement.

“Documents” means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

“DOL” means the United States Department of Labor.

“8-K Filing” has the meaning specified in Section 5.9.

“Encumbrance” means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

“Environmental Claims” means all Claims pursuant to Environmental Laws, including but not limited to, those based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials or other environmental conditions initiated, existing or occurring prior to the Closing Date at, on, under, above, from, or about any Real Property or any real properties formerly owned, leased or

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operated by the Company or any of its predecessors or Affiliates; (ii) the off-site Release, treatment, transportation, storage or disposal prior to the Closing Date of Hazardous Materials originating from the Company’s Assets or business; (iii) any violations of Environmental Laws by the Company or its Subsidiaries prior to the Closing Date, including reasonable expenditures necessary to cause the Company or its Subsidiaries to be in compliance with or resolve violations of Environmental Laws.

“Environmental Laws” means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

“Environmental Permits” means any permit, licenses, certificates and approvals required under Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

“ESOP” means an “employee stock option plan” as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

“Exchange Act” means the Exchange Act of 1934, as amended and all rules and regulations promulgated pursuant thereto or in connection therewith.

“Exhibit” means an exhibit attached to the Agreement.

“Financial Advisor Opinion” means an opinion from the independent financial advisor to the Company confirming that the consideration being paid in connection with the transactions contemplated by this Agreement is fair from a financial point of view to the Company.

“Franchise Agreements” means the franchise agreements listed in Section 3.18 of the Disclosure Schedule.

“Furnished” means supplied, delivered, provided or made available in any way.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Entity” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting any jurisdiction of a Person, its business or its property.

“Hazardous Materials” means any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive,

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radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as “pollutants,” “contaminants,” “hazardous materials,” “hazardous wastes,” “hazardous substances,” “toxic substances,” “radioactive materials,” “solid wastes,” or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) which contain without limitation polychlorinated biphenyls (PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

“Indemnitees” has the meaning specified in Section 9.2.

“Indemnified Liabilities” has the meaning specified in Section 9.2.

“Investor” means each of the persons listed on Schedule A hereto.

“Insolvent” has the meaning specified in Section 3.4.

“Intellectual Property” has the meaning specified in Section 3.11.

“Knowledge of the Company” means the knowledge of those individuals set forth on Schedule B and it shall be deemed that such persons shall have made reasonable inquiry of all relevant employees and consultants of the Company and any of its Subsidiaries.

“Laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

“Leases” has the meaning specified in Section 3.9.

“Material Adverse Effect” means any material adverse change in or affecting (i) the business, properties, Assets, liabilities, operations, results of operations, management, condition, financial or otherwise, or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company or its Subsidiaries to consummate the transactions contemplated by or to perform its obligations under the Company Agreements other than any effect resulting from changes in general economic conditions.

“Multiemployer Plan” means a “multiemployer plan” as such term is defined in Section 3(37) of ERISA.

“1940 Act” has the meaning specified in Section 3.29.

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“Ordinary Course of Business” means ordinary course of business consistent with past business practices of the Company.

“Other Arrangement” means a benefit program or practice providing for bonuses, incentive compensation, deferred compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of the Company or any of its Subsidiaries that is not a Plan.

“Pension Plan” means a Plan that is an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA.

“Permitted Encumbrance” means (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course of Business, (ii) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and under which the Company or a Subsidiary is not in default, (iii) Encumbrances for current Taxes and utilities not yet due and payable or which are being contested in good faith and, for which in each case appropriate reserves have been set aside in accordance with GAAP, (iv) imperfections of title, if any, that do not materially impair the value of or continued use and operation of any asset to which they relate in the conduct of the business of the Company or any Subsidiary as presently conducted, or (v) easements, covenants, rights-of-way and other land use restrictions or conditions of record or which would be shown by a current accurate survey of any of the Real Property.

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

“PBGC” means the Pension Benefit Guaranty Corporation or its successor.

“Plan” means any plan, program or arrangement, whether or not written, that is an “employee benefit plan” as such term is defined in Section 3(3) of ERISA and (a) which is established or maintained by the Company or any of its Subsidiaries; (b) to which the Company or any of its Subsidiaries contributed or is obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any of its Subsidiaries and because of those services is (i) a participant therein or (ii) entitled to benefits thereunder.

“Purchase Price” has the meaning specified in Section 2.2.

“Qualified Plan” means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualifications described in Section 401 of the Code.

“Real Property” means the real property owned, operated or leased by the Company or its Subsidiaries as of December 31, 2002, and any additional real property owned, operated or leased since that date, and, for purposes of Section 3.16, any real property formerly owned or operated by the Company, its Subsidiaries or any predecessor in interest thereto.

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“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date by and among the Company and certain parties named therein.

“Regulatory Approvals” means any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearance from a Governmental Entity.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.

“SEC Reports” means all proxy statements, registration statements, reports, schedules, forms, statements, and other documents filed or required to be filed by the Company and any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since January 1, 2001.

“Section” means a Section (or a subsection) of the Agreement.

“Securities” has the meaning specified in Section 3.23.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated pursuant thereto or in connection therewith.

“Series A Stock” has the meaning set forth in Section 2.1 of this Agreement.

“Significant Subsidiary” has the meaning set forth in Section 1-02 of Regulation S-X, promulgated by the Commission under the Exchange Act.

“Stockholders’ Agreement” means the Stockholders’ Agreement dated as of the Closing Date by and among the Company and certain parties named therein.

“Subsidiary” has the meaning set forth in Section 3.2 of this Agreement.

“Tax Return” means any return, report, statement, schedule, notice, form or other document or information filed with or submitted to any government authority in connection with the determination, assessment, collection, or payment of any Taxes.

“Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, withholdings, or other similar charges of

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every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

“Third Party Intellectual Property Rights” has the meaning specified in Section 3.11(b).

“Welfare Plan” means a Plan that is an “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA

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